Company Contact
Mr. Ming Yin
Vice President - Business Development
China Biologic Products, Inc.
Telephone: +86 10 6598 3099
Email: ir@chinabiologic.com
www.chinabiologic.com

China Biologic’s Board Has Elected David (Xiaoying) Gao as the New Chairman and Has Adopted a Series of Measures to Enhance China Biologic’s Corporate Governance

BEIJING, April 2, 2012 /PRNewswire/ China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), one of the leading plasma-based biopharmaceutical companies in the People’s Republic of China, today announced that its Board of Directors has adopted a series of measures to improve the Company’s corporate governance, especially to enhance the independence and transparency of the Board.

The Board elected Mr. David (Xiaoying) Gao as Chairman of the Board of Directors with effect on March 30, 2012. Mr. Gao succeeds Ms. Siu Ling Chan who served for more than five years as China Biologic’s Chairwoman. Ms. Chan will remain as a Director on the Board.

In addition, the Board, in accordance with Article III of the Company’s Amended and Restated Bylaws, increased the size of the Board from seven to nine directors. The Board intends to appoint two additional independent directors to fill the vacancies created by such increase. The Governance and Nominating Committee of the Board is authorized to make recommendations to the Board regarding independent director candidates.

Mr. Chao Ming (Colin) Zhao, China Biologic’s President & Chief Executive Officer, said, “We are pleased to have Mr. David Gao as China Biologic’s Chairman of the Board of Directors. His extensive experience in serving as chairman, CEO, and director of various private and public companies has served us well since he joined the Board in October 2011. We believe, as the Chairman of the Board, Mr. Gao will provide us with strong leadership, particularly in corporate governance, strategic planning, investor and public relations, and leadership development. We are very thankful for the service that Ms. Siu Ling Chan has provided as China Biologic’s Chairwoman and are pleased that she will remain on the Board.”

Mr. Gao said, “I am honored to be elected as the Chairman of China Biologic. I am convinced that as a leading plasma-based biopharmaceutical company in China, China Biologic is strongly positioned in the healthcare industry, an industry that presents one of the most attractive growth opportunities in China in both the near term and long term. I look forward to working with the Company’s Board and management team to grow our business and enhance the Company’s value for shareholders.”

Mr. David (Xiaoying) Gao was appointed as a Director of China Biologic on October 2, 2011 and was also appointed as a member of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, and as the Chairman of the Compensation Committee, all with effect on the same date. As Chairman, Mr. Gao will continue to serve on those committees and to chair the Compensation Committee.

From February 2004 until its acquisition by Sanofi in February 2011, Mr. Gao served as the Chief Executive Officer and director of BMP Sunstone Corporation, which was a company listed on NASDAQ prior to the acquisition. Following the acquisition, Mr. Gao served as a senior integration advisor for Sanofi from February to August 2011. From February 2002 through February 2004, Mr. Gao served as Chairman of the board of directors of Beijing Med-Pharm Co. Ltd. (BMP China). Between 2003 and 2004, Mr. Gao also served as Chairman and CEO of Abacus Investments Ltd, a private wealth management company. From 1989 to 2002, Mr. Gao held various executive positions at Motorola, Inc., a publicly traded company specializing in wireless, broadband, and automotive communications technologies and embedded electronic products, including Vice President and Director, Integrated Electronic System Sector, Asia-Pacific operation, from 1998 to 2002; Member, Motorola Asia Pacific Management Board, Management Board of Motorola Japan Ltd., from 2000 to 2002; and Motorola China Management Board from 1996 to 2002. Mr. Gao holds a B.S. in Mechanical Engineering from the Beijing Institute of Technology, a M.S. in Mechanical Engineering from Hanover University, Germany, and an M.B.A. from the Massachusetts Institute of Technology. He is 61 years old.

Also on March 30, 2012, the Board of Directors appointed Mr. Ming Yang as the Vice President-Finance & Compliance and Treasurer to be in charge of financial management, internal controls, legal and compliance matters, and the implementation of corporate governance rules and policies and related decisions of the Board. Mr. Yang will report to the Chief Executive Officer and the Audit Committee and Governance and Nominating Committee of the Board.

Mr. Yang has six years of financial management experience in corporations and eleven years of audit experience in accounting firms. Mr. Yang has extensive experience in dealing with China’s tax regulations, People’s Republic of China GAAP, IFRS, and internal control matters. He was an audit senior manager at KPMG, where he provided audit services for initial public offerings, rights issues, and merger and acquisition transactions. He also worked on the annual reports of various public companies listed in Hong Kong and mainland China. His audit clients ranged from state-owned enterprises and Chinese listed companies to multinational companies. Among his clients were Angang Steel, China Shenhua Energy, BOE Technology, and BHP Billiton. Before joining the accounting firms, Mr. Yang worked as an accounting and finance manager for several Chinese companies. Mr. Yang is a certified public accountant in China. He is 39 years old.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is one of the leading plasma-based biopharmaceutical companies in China.

China Biologic is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company’s website www.chinabiologic.com for additional information.

Safe harbor statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.